Exhibit 99.3

SharpSpring Announces Acquisition of Perfect Audience from Marin Software
Combines Powerful SMB-focused Digital Ad Platform with Marketing Automation for First-of-its-kind Product Offering

GAINESVILLE, FL – November 21, 2019 – SharpSpring, Inc. (NASDAQ: SHSP), a leading cloud-based marketing automation platform for digital marketing agencies, today announced it has acquired the digital advertising platform Perfect Audience from Marin Software (NASDAQ: MRIN), for a net cash consideration of $4.6 million. The acquisition introduces an entirely new suite of tools and revenue stream for SharpSpring agency partners.

About Perfect Audience

The Perfect Audience cloud-based platform enables multi-channel retargeting to known leads, plus targeted advertising to new prospects via lookalike audience functionality. It empowers marketers to create, manage, and optimize their ad campaigns across thousands of sites using Google, Facebook, Instagram, leading ad exchanges and partner networks – all within one, simple-to-use interface.

“This new offering pairs perfectly with SharpSpring’s brand promise to help our agency partners grow their businesses and deliver better results to their clients,” said Rick Carlson, SharpSpring founder and CEO. “We believe nearly every business should be leveraging retargeting because it enhances the effectiveness of all their other marketing efforts, so we’re excited to put this affordable, intuitive solution into the hands of our agency partners and their clients.”

Ads placed via the platform can be seamlessly dispersed and measured across every major advertising network, including Google, Facebook, Yahoo!, AppNexus, Rubicon, and Smaato, providing all the tools marketers need to drive incremental leads and sales, while easily tracking the ROI of their ad spend. With multiple ad networks at their disposal, users can select the best channels for their purpose, ensuring cost effective results in nearly any situation.

Product Synergies

SharpSpring’s user base of digital marketing agencies and their clients offers an exciting strategic fit with the SMB-focused Perfect Audience platform.

Perfect Audience adds powerful lead functionality that fuels top-of-the-funnel lead generation efforts, plus additional lead nurturing capabilities to maximize middle-of-the-funnel conversion. These features complement SharpSpring’s core feature set designed to track, nurture, and convert those leads into sales.

This acquisition provides another competitive differentiator between SharpSpring and other marketing automation providers like Hubspot, Pardot, and Marketo, and further separates SharpSpring from more basic email service providers (ESPs) like Constant Contact, iContact, and MailChimp.

Financing Round

SharpSpring also announced that it has entered into definitive agreements to sell 555,556 shares of its common stock in a private placement to funds managed by Greenhaven Road Investment Management, L.P. and other institutional stockholders of the company for an aggregate purchase price of $5 million. SharpSpring anticipates that it will complete the financing transaction no later than Friday, November 22, 2019, subject to satisfaction of customary closing conditions. Assuming the completion of the financing, SharpSpring’s net cash position will be largely unaffected by the Perfect Audience acquisition.

Go-Forward Strategy

Beyond the company’s plans to cross-sell to both SharpSpring and Perfect Audience customers, there are powerful product enhancements on the horizon.

“In the short term, we’re focused on adding single sign-on and unified billing between SharpSpring and Perfect Audience, which will provide a seamless experience to our agency partners and their clients,” said Carlson. “In Q1, we’re intending to add automatic campaign attribution and other integrated marketing automation features that are only possible with this combined product offering.”

Also notable, the acquisition allows SharpSpring to become an official Facebook Marketing Partner, in turn allowing the company to pursue adding Instagram to its existing social media management tool, which will fulfill a popular customer request.

To learn more, visit investors.sharpspring.com.

###

About SharpSpring, Inc.
SharpSpring, Inc. (NASDAQ: SHSP) is a rapidly growing, highly-rated global provider of affordable marketing automation delivered via a cloud-based Software-as-a Service (SaaS) Platform. Thousands of businesses around the world rely on SharpSpring to generate leads, improve conversions to sales, and drive higher returns on marketing investments. Known for its innovation, open architecture and free customer support, SharpSpring offers flexible monthly contracts at a fraction of the price of competitors, making it an easy choice for growing businesses and digital marketing agencies. Learn more at sharpspring.com.

Important Cautions Regarding Forward-Looking Statements
The information posted in this release, including, without limitation, the information included under the headings “Financing Round” and “Go-Forward Strategy,” may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. You can identify these statements by use of the words “may,” “will,” “should,” “plans,” “explores,” “expects,” “anticipates,” “continues,” “estimates,” “projects,” “intends,” and similar expressions. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, but are not limited to, delays in the closing of, or the failure to close, the financing transaction described herein, general economic and business conditions, effects of continued geopolitical unrest and regional conflicts, competition, changes in technology and methods of marketing, delays in completing new customer offerings, changes in customer order patterns, changes in customer offering mix, continued success in technological advances and delivering technological innovations, our ability to successfully utilize our cash to develop current and future products, delays due to issues with outsourced service providers, those events and factors described by us in Item 1. A “Risk Factors” in our most recent Form 10-K and other risks to which our company is subject, and various other factors beyond the company’s control. Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Company Contact:
Brad Stanczak
Chief Financial Officer
Phone: 352-448-0967
Email: IR@sharpspring.com

Investor Relations:
Gateway Investor Relations
Matt Glover or Tom Colton
Phone: 949-574-3860
Email: SHSP@gatewayir.com

2